UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2005

American Wagering, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-20685	88-0344658
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

675 Grier Drive, Las Vegas, Nevada	89119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 735-0101

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)	On June 28, 2005, we amended Article II, Section 1 of the By-Laws of American Wagering, Inc. (the “Bylaws”).

Prior to the amendment, the Bylaws provided that the Board of Directors (the “Board”) shall consist of five (5) persons and that the size of the Board may be increased or decreased from time to time by an amendment to the Bylaws provided that the number of directors was not reduced to less than three (3) persons.

Subsequent to the amendment, the Bylaws provide that:

1.	The Board shall consist of six (6) persons, who shall be elected at the annual meeting of the shareholders of the corporation and who shall hold office for one year or until his or her successor is elected and qualified.

2.	A director need not be a shareholder of the corporation.

3.	Subject to any limitations in the laws of the State of Nevada, the Articles of Incorporation, or the Bylaws, the number of directors may be increased or decreased from time to time by resolution adopted by the Board or shareholders without the need for an amendment to the Articles of Incorporation or the Bylaws.

(b)	Not Applicable.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	– Financial Statements and Exhibits

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits:

3.1	By-Laws of American Wagering, Inc. (including amendments)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 31, 2005.

AMERICAN WAGERING, INC.

By:	/s/ Timothy F. Lockinger
	Name:	Timothy F. Lockinger
	Title:	Chief Financial Officer, Secretary and Treasurer